SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

SKILLSOFT PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SKILLSOFT PUBLIC LIMITED COMPANY
Belfield Office Park
Clonskeagh
Dublin 4
Ireland
February 27, 2006
To the Shareholders of SkillSoft Public Limited Company:
      We are holding an Extraordinary General Meeting of shareholders to seek your approval for the following:

(i) a remuneration package for non-executive directors for their ordinary non-executive services as directors;

(ii) renewal and extension of the current share purchase program to allow us and/or certain of our subsidiaries to purchase our shares out of profits available for distribution; and

(iii) an amendment to our 2002 Share Option Plan to increase the total number of shares reserved for issuance thereunder by 5,100,000 ordinary shares of €0.11 each (to 7,450,000 ordinary shares of €0.11 each); this will be effected through a reallocation of shares currently available for grant under other existing SkillSoft share option plans, resulting in amendments to the other plans to reduce the shares issuable thereunder by an aggregate of 5,100,000 ordinary shares.
      Enclosed in this package is our proxy statement soliciting your approval of the proposals described above. I urge you to read and consider these materials carefully. Please complete, sign, date and return your proxy form in the enclosed envelope.
      On behalf of our board of directors, thank you for your continued support.

Sincerely,

Charles E. Moran
Chief Executive Officer

SKILLSOFT PUBLIC LIMITED COMPANY
(REGISTERED IN IRELAND — NO. 148294)
NOTICE OF EXTRAORDINARY GENERAL MEETING
      Notice is Hereby Given that an EXTRAORDINARY GENERAL MEETING of SkillSoft Public Limited Company (the “Company”), a corporation incorporated under the laws of Ireland, will be held at 40 Lower Baggot Street, Dublin 2, Ireland on March 23, 2006 at 9:30 a.m., local time (the “Meeting”), for the purpose of transacting the following business:
      1.     To consider, and if thought fit, pass the following resolution as an ordinary resolution of the Company:

“THAT, in accordance with Article 65 of the Articles of Association of the Company, in respect of each financial year of the Company commencing with the fiscal year ending January 31, 2007 and until further adjustment, (i) the annual remuneration of each of the Company’s non-employee directors for their services as directors shall be US$30,000 plus an additional $2,000 per each meeting of the Board of Directors (the “Board”) or a committee of a Board which is not a regularly scheduled meeting, up to a maximum of $12,000 and (ii) the non-employee directors serving as chair of each of the Audit Committee and the Compensation Committee shall each be paid additional remuneration of $7,500. Any director who is in office only for a portion of the financial year shall only be entitled to be paid a pro rata portion of such remuneration reflecting such portion of the year during which he/she held office.” (Resolution 1)
      2.     To consider, and if thought fit, pass the following as a special resolution of the Company:

“THAT, subject to compliance with all applicable laws, the terms of the share purchase agreement proposed to be entered into among the Company, CBT (Technology) Limited and SkillSoft Finance Limited (both being subsidiaries of the Company) and Credit Suisse Securities (USA) LLC (the “Agreement”) relating to the right to purchase by the Company and/or CBT (Technology) Limited and/or SkillSoft Finance Limited and/or any other subsidiary of the Company nominated by the Company under the Agreement (each, a “Nominated Subsidiary”) up to an aggregate of 3,500,000 of the Company’s ordinary shares (represented by American Depositary Shares (“ADSs”)) (subject to adjustment as provided for in the Agreement), a copy of which Agreement has been available for inspection by the members of the Company in accordance with Section 213(5) of the Companies Act 1990 (the “1990 Act”) be and the same is hereby approved and authorized for the purposes of Part XI of the 1990 Act, provided that this authority shall expire at the close of business on September 22, 2007 unless previously renewed, varied or revoked in accordance with Section 213 of the 1990 Act. The Company and/or CBT (Technology) Limited and/or SkillSoft Finance Limited and/or any or all of the Nominated Subsidiaries shall be entitled under such authority or under any renewal thereof to enter into, at any time prior to the expiry of such authority, a contract of purchase, which would or might be wholly executed after such expiry and may complete any such contract as if the authority hereby conferred had not expired. All ordinary shares (represented by ADSs) purchased by the Company pursuant to the Agreement shall either be cancelled upon their purchase or held as treasury shares at the option of the Company’s Board of Directors. All ordinary shares (represented by ADSs) purchased by any Nominated Subsidiary pursuant to the Agreement shall, for the purposes of the consolidated accounts prepared by the Company, be treated in the same manner as treasury shares, the subsidiary shall not be entitled to exercise any voting rights in respect of any such shares and the profits of such subsidiary for distribution will be restricted by an amount equal to the total cost of such shares. For the purposes of this resolution “subsidiary” shall have the meaning ascribed to it in Section 155 of the Companies Act 1963 as extended by Regulation 4 of the European Communities (Public Limited Companies Subsidiaries) Regulations 1997.” (Resolution 2)

      3.     To consider, and if thought fit, to pass the following as an ordinary resolution of the Company:

“THAT the Company’s 2002 Share Option Plan (the “2002 Plan”) be and it is hereby amended, to increase the total number of shares reserved for issuance thereunder by 5,100,000 ordinary shares of €0.11 each (to 7,450,000 ordinary shares of €0.11 each).” (Resolution 3)

By Order of the Board

Charles E. Moran
Chief Executive Officer
February 27, 2006
Registered Office:
Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:
      1.     The foregoing items of business are more fully described in the proxy statement accompanying this Notice. You are urged to read the proxy statement carefully.
      2.     Those holders of ordinary shares whose names appear in the Register of Members of the Company (“Members”) on the date the proxy statement is dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting and any adjournment of the Meeting.
      3.     Holders of the Company’s ADSs may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. The Bank of New York has set February 7, 2006, which is the same date as the record date set by the Company, as the record date for the determination of those holders of American Depositary Receipts representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.
      4.     A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of the Company. To be valid, proxy forms must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not later than 9:30 a.m. on March 21, 2006. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form.
      5.     A copy of the proposed share purchase agreement (referred to at item 2 in this Notice) will be on display at the registered office of the Company and available for inspection by Members for the 21 days immediately preceding the Meeting, and will be available for inspection at the Meeting itself.
YOUR VOTE IS IMPORTANT
      TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

i

SKILLSOFT PUBLIC LIMITED COMPANY
Belfield Office Park
Clonskeagh
Dublin 4, Ireland

PROXY STATEMENT

GENERAL INFORMATION CONCERNING THE EXTRAORDINARY GENERAL MEETING
General
      The enclosed proxy is solicited on behalf of SkillSoft Public Limited Company (the “Company”) for use at the Extraordinary General Meeting of Shareholders to be held on March 23, 2006 at 40 Lower Baggot Street, Dublin 2, Ireland at 9:30 a.m., local time, or at any adjournment of the Extraordinary General Meeting, for the purposes set forth in the accompanying Notice of Extraordinary General Meeting.
      These proxy solicitation materials were first mailed on or about February 27, 2006 to ADS holders as of the record date (described below) and to all ordinary shareholders entitled to attend and vote at the Extraordinary General Meeting as of such mailing date.
Record Date
      Record Date for Holders of the Company’s Ordinary Shares. Holders of the Company’s ordinary shares, or Members, whose names appear in the Register of Members, maintained by the Company’s registrars, Computershare Investor Services (Ireland) Limited, on the date the proxy statement is mailed to Members are entitled to receive notice of the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. In addition, any person who is a Member on the date of the Extraordinary General Meeting is entitled to attend and vote at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.
      Record Date for Holders of the Company’s ADSs. The Bank of New York, as the registrar and transfer agent for the Company’s ADSs, as well as the depositary for the Company’s ordinary shares represented by the ADSs, has fixed the close of business on February 7, 2006, which date is the same as the record date set by the Company, as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.
      As of February 7, 2006, there were 107,345,618 of the Company’s ordinary shares, par value €0.11 per share, issued and outstanding held by approximately 11 holders of record. As of February 7, 2006, there were 107,335,007 of the Company’s ADSs issued and outstanding. Each ADS represents one ordinary share. The ADSs are quoted on the NASDAQ National Market under the symbol “SKIL.” As of February 7, 2006, there were approximately 300 registered holders of the Company’s ADSs. The ordinary shares represented by the ADSs are owned of record by BNY (Nominees) Limited on behalf of The Bank of New York.
Quorum
      To conduct business at the Extraordinary General Meeting, a quorum must be present. The Company’s Articles of Association provide that the presence at an Extraordinary General Meeting, either in person or by proxy, of three persons entitled to vote at the Extraordinary General Meeting, and who together hold not less than one-third of the Company’s voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. The Company will treat ordinary shares represented by a properly signed and returned proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for a vote) as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business.
Voting of Ordinary Shares
      Generally. Votes may be given at the Extraordinary General Meeting either personally or by proxy. Voting at the Extraordinary General Meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chair of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may, subject to the provisions of the Irish Companies Acts, be demanded by: (i) the chair of the meeting; (ii) at least three Members present (in person or by proxy) having the right to attend and vote at the meeting; (iii) any Member or Members present (in person or by proxy) representing in the aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or (iv) a Member or Members present (in person or by proxy) holding the Company’s shares conferring the right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.
      Proxies. Ordinary shares represented by a properly signed and dated proxy will be voted at the Extraordinary General Meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of the proposal presented at the Extraordinary General Meeting as more fully described in this proxy statement. Subject to any limitations imposed by applicable law and regulations, a proxy holder may vote the proxy in his or her discretion as to any other matter which may properly come before the Extraordinary General Meeting.
      Abstentions. The Company will count a properly executed proxy marked ABSTAIN as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Extraordinary General Meeting. An abstention will not have an effect on the vote for any of the proposal to be voted upon at the meeting. Shares held by shareholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the approval of the director remuneration program, the share purchase agreement or the amendment of the 2002 Plan.
Voting of ADSs
      Generally. Holders of ADSs may not vote at the Extraordinary General Meeting. The Bank of New York has the right, subject to certain limitations set forth in the Deposit Agreements among the Company, The Bank of New York and the owners and beneficial owners of ADSs, to vote all of the Company’s ordinary shares represented by ADSs. Under the terms of the Deposit Agreements, however, The Bank of New York is required to cast its votes with respect to those ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

      Record Date; Notice of Extraordinary General Meeting. Under the terms of the Deposit Agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by the Company for the purpose of such meeting or, if different, as close to the date established by the Company as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.
      Upon receipt of notice of any of the Company’s meetings or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by the Company, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

•	the information contained in the notice of meeting received by The Bank of New York from the Company;

•	a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and of the Company’s Articles of Association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

•	a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of the Company’s Articles of Association; and

•	a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, and if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by the Company.
      Voting of Ordinary Shares Underlying ADSs. Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to the Company’s Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.
      ADSs purchased by the Company or its subsidiaries under the current share purchase program cannot be voted.
      Discretionary Proxies. The Deposit Agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by the Company with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares, under circumstances and according to the terms as set forth in the Deposit Agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given if the Company notifies The

Bank of New York, and the Company has agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

•	a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by the Company’s management (i.e., a contest);

•	relates to a merger or consolidation in limited circumstances involving a merger between the Company and a wholly-owned subsidiary;

•	involves rights of appraisal;

•	authorizes mortgaging of property;

•	authorizes or creates indebtedness or increases the authorized amount of indebtedness;

•	authorizes or creates preference shares or increases the authorized amount of existing preference shares;

•	alters the terms or conditions of any shares then outstanding or existing indebtedness;

•	involves the waiver or modification of preemptive rights, except when the Company’s proposal is to waive such rights for ordinary shares being offered under share option or purchase plans involving the additional issuance of not more than 5% of the Company’s outstanding ordinary shares;

•	alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and the Company’s proposal involves a change in the number of the Company’s directors by not more than 10% or not more than one;

•	changes existing quorum requirements for shareholder meetings;

•	authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to the Company’s directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding. However, when a plan is amended to extend its duration, the Company shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added. Should there be more than one plan being considered at the same meeting, all ordinary shares will be aggregated;

•	authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of the Company’s average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring the annual costs above 10% of such average annual income before taxes. Should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions or which have been or are to be approved by such unions, and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan;

•	changes the Company’s purposes or powers to an extent which would permit the Company to change to a materially different line of business and the Company’s stated intention is to make such a change;

•	authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of the Company’s previously outstanding ADSs and ordinary shares;

•	authorizes the sale or other disposition of 20% or more of the Company’s assets or earning power as measured prior to the closing of the transactions;

•	authorizes a transaction which is not in the ordinary course of business in which an officer, director or substantial security holder of the Company has a direct or indirect interest; or

•	reduces the Company’s earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years’ ordinary share dividends computed at the current dividend rate.
      Each proposal to be acted upon at the Extraordinary General Meeting is a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by the Company where no instruction is received. Therefore, The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares for which no instruction has been given.
      Inspection of Reports. The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares by the Company. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by the Company pursuant to the Deposit Agreements.
Expenses of Solicitation of Proxies
      The Company will pay the cost of preparing, assembling, printing and mailing the proxy statement, the Notice of Extraordinary General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Extraordinary General Meeting. Following the original mailing of the proxies and other solicitation materials, the Company will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.
      In addition to solicitation by mail, directors, officers and key employees of the Company may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.
Revocability of Proxies
      You may revoke your proxy before it is voted by:

•	providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

•	If you are a holder of the Company’s ordinary shares:

Computer Share Investor Services (Ireland) Limited
P.O. Box 954
Heron House, Corrig Road
Sandyford Industrial Estate
Dublin 18, Ireland

•	If you are a holder of the Company’s ADSs:

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Jessica Anderson
Fax: (212) 571-3050

•	submitting a new signed proxy with a later date to the Company, if you are a holder of ordinary shares, or to The Bank of New York, if you are a holder of ADSs; or

•	if you are a holder of ordinary shares, attending the Extraordinary General Meeting.

PROPOSAL ONE — DIRECTORS’ ORDINARY REMUNERATION

General
      Article 65 of the Company’s Articles of Association provides that ordinary remuneration of directors for the ordinary non-executive services as directors shall be determined from time-to-time by an ordinary resolution of the Company and shall be divisible (unless such resolution shall provide otherwise) among the directors as they may agree or failing agreement equally except that any directors holding office for part of a financial year shall receive a pro-rated portion of such remuneration.
      This resolution proposes to fix the annual fees to be paid to each director who is not an employee of the Company (each, an “Outside Director”) for their ordinary services as directors in each fiscal year of the Company. No such annual ordinary remuneration shall be paid to directors who are also employees of the Company for their services as directors. It is proposed that in each financial year beginning with the fiscal year ending January 31, 2007, subject to this resolution being passed, that each Outside Director will be paid cash compensation as follows:

•	each Outside Director will receive an annual retainer of $30,000;

•	the chairman of each of the Audit Committee and the Compensation Committee will receive an additional annual retainer of $7,500; and

•	each Outside Director who is a member of any standing committee (a “Committee”) of the Board will receive a payment of $2,000 per Board or Committee meeting attended up to a maximum of six meetings per year (including by conference telephone) beyond regularly scheduled meetings (i.e. a maximum additional payment of $12,000), provided that only one meeting payment would be made in the event such additional meetings of the Board and one or more Committee were held on the same day.
      Any director who is in office only for a portion of a fiscal year shall only be entitled to be paid a pro-rated portion of such remuneration reflecting such portion of the year during which he held office.
      Except as described below, the Company has not previously paid cash compensation to any director for services as a member of the Board or Committee, other than reimbursements for expenses in attending meetings of the Board and Committees. The Company will continue to reimburse directors for expenses in attending meetings of the Board and Committees. On December 22, 2005, the Company made a one-time payment in the amount of $500,000 to Howard Edelstein, a director of the Company, in recognition of Mr. Edelstein’s contributions in connection with the Company’s settlements of its litigation with NETg and its securities class action litigation. As a result of the payment to Mr. Edelstein, the Board determined that Mr. Edelstein is no longer an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and the Board accepted Mr. Edelstein’s resignation from each of the Compensation Committee and the Nominating and Corporate Governance Committee.
      The Company will also continue to grant Outside Directors compensation in the form of share options for their services as members of the Board of Directors. On initial election to the Board of Directors, each new non-employee director receives an option to purchase 25,000 ordinary shares (the “Initial Grant”) under the Company’s 2001 Outside Director Option Plan (the “Director Plan”). Each non-employee director who has been a director for at least six months receives an option to purchase 10,000 ordinary shares on January 1st of each year (the “Annual Grant”). All options granted under the Director Plan have a term of ten years and an exercise price equal to the fair market value of the ordinary shares on the date of grant. The Initial Grant becomes exercisable as to one-third of the shares subject to the option on each of the first three anniversaries of the date of grant, provided the non-employee director remains a director on such dates. The Annual Grant becomes fully exercisable on the first anniversary of the date of grant, provided the non-employee director remains a director on such date. Upon exercise of an option, the non-employee director may elect to receive his ordinary shares in the form of ADSs. After termination as a non-employee director, an optionee may exercise an option during the period set forth in his option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of three months. However, an option may never be exercised later than the expiration of its ten-year term. A non-employee director may not transfer options granted under the Director Plan other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his lifetime. In the event of the Company’s merger with or into another corporation or a sale of substantially all of the Company’s assets, the successor corporation may assume, or substitute a new option in place of, each option. If such assumption or substitution occurs, the options will continue to be exercisable according to the same terms as before the merger or sale of assets. Following such assumption or substitution, if a non-employee director is terminated other than by voluntary resignation, the option will become fully exercisable and generally will remain exercisable for a period of three months. If the outstanding options are not assumed or substituted for, the Board of Directors will notify each non-employee director that he has the right to exercise the option as to all shares subject to the option for a period of 30 days following the date of the notice. The option will terminate upon the expiration of the 30-day period. Unless terminated sooner, the Director Plan will automatically terminate in 2011. The Board of Directors has the authority to amend, alter, suspend, or discontinue the Director Plan, but no such action may adversely affect any grant previously made under the Director Plan.
      On January 1, 2006, Messrs. Meagher, Edelstein, Gross and Krzywicki and Dr. von Prondzynski were each granted an option to purchase 10,000 ordinary shares at an exercise price of $5.50 per share. Each option granted to a non-employee director was in accordance with the terms of the Director Plan described above.
      The Company currently has five Outside Directors, each of whom is eligible for cash remuneration as described above: P. Howard Edelstein, Stewart K.P. Gross, James S. Krzywicki, William F. Meagher, Jr. and Dr. Ferdinand von Prondzynski. Mr. Meagher is the chair of the Audit Committee and Mr. Gross is the chair of the Compensation Committee. As such, Messrs. Meagher and Gross will each be eligible to receive the additional $7,500 retainer described above.

Proposal One Vote Required
      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Extraordinary General Meeting is required to approve the director remuneration proposal. Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL ONE

PROPOSAL TWO — SHARE PURCHASE

General
      By special resolution passed at an Extraordinary General Meeting of the Company on September 24, 2004, the Company’s shareholders approved a share purchase agreement by the Company with CBT (Technology) Limited, a subsidiary of the Company, SkillSoft Finance Limited (formerly known as CBT Finance Limited), a subsidiary of the Company, and Credit Suisse Securities (USA) LLC (“Credit Suisse”) relating to the right to purchase the Company’s ADSs (the “Current Agreement”). Under the Current Agreement, the Company is entitled to nominate, in addition to CBT (Technology) Limited and SkillSoft Finance Limited, other subsidiaries to become entitled to purchase ADSs of the Company. By approving the Current Agreement, the Company’s shareholders provided the Company’s Board of Directors and the board of directors of each of CBT (Technology) Limited and SkillSoft Finance Limited, and of each of the other subsidiaries nominated by the Company (such subsidiaries, CBT (Technology) Limited and SkillSoft Finance Limited are referred to together as the “Purchasing Subsidiaries” and each a “Purchasing Subsidiary”) with the flexibility to respond quickly in making decisions to purchase the Company’s ADSs without incurring undue delay or expense in order to seek shareholder approval prior to each share purchase. Since executing the Current Agreement, CBT (Technology) Limited has purchased under the Current Agreement 6,533,884 ADSs representing ordinary shares in the Company. The Current Agreement will expire by its terms on March 24, 2006.
      The directors are now proposing that the current share purchase program be renewed and extended by the execution of a new share purchase agreement (the “New Agreement”) between the parties above on the same terms except that the maximum number of ADSs representing ordinary shares of the Company available for purchase under the New Agreement shall be 3,500,000 and that the authority for making purchases under the New Agreement shall endure until September 22, 2007.

Proposal Two Vote Required
      The affirmative vote of the holders of three-fourths of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Extraordinary General Meeting is required to approve the share purchase agreement. Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL TWO

Summary of the Share Purchase Proposal
      From time to time, the Board of Directors of the Company (or a committee appointed by the Board constituted for that purpose), and/or the board of directors of one or more of the Purchasing Subsidiaries (or a committee of such board constituted for that purpose) may consider the purchase of ADSs (representing the Company’s ordinary shares) to be beneficial to the Company, its shareholders and, in the case of a purchase by a Purchasing Subsidiary, that Purchasing Subsidiary, and a means of seeking to enhance shareholder value. In making such decisions, the Company’s Board of Directors (or a committee as the case may be), and, in the case of a purchase by a Purchasing Subsidiary, the board of directors of that subsidiary (or a committee as the case may be), take into account various factors including the trading price of the Company’s ADSs, the Board of Directors’ assessment of the Company’s business and prospects and the cash position of the company making the purchase.

      The Companies Act, 1990 of Ireland, as amended (the “1990 Act”) prohibits: (i) an Irish incorporated limited company from purchasing its own shares unless such purchases are made pursuant to either (1) market purchases or (2) off-market purchases made under a contract (contingent or otherwise) authorized in advance by a special resolution of the shareholders of the company; and (ii) a subsidiary of an Irish incorporated company from being a member of that holding company or from purchasing shares in that holding company unless such purchases are made pursuant to either (1) market purchases; or (2) off-market purchases made under a contract (contingent or otherwise) authorized in advance by a special resolution of the shareholders of both the subsidiary company and the holding company.
      For Irish law purposes, market purchases are deemed to be made only through purchases on the Irish Stock Exchange. Since the securities of the Company are publicly traded only on the NASDAQ National Market and not the Irish Stock Exchange, the shares of the Company cannot be purchased by the Company or by any of the Purchasing Subsidiaries pursuant to market purchases but rather only through such shareholder approved off-market purchases.
      Irish law only permits: (1) an Irish incorporated company to purchase its own shares only out of profits available for distribution to its members or the proceeds of a fresh issue of shares; and (2) a subsidiary company to purchase shares in its holding company only out of profits available for distribution to the subsidiary company’s members.
      Under the terms of the New Agreement and in accordance with the requirements of Rule 10b-18 promulgated under the Exchange Act, the Company and/or any or all of the Purchasing Subsidiaries may at any time and from time to time during the term of the New Agreement request Credit Suisse to purchase on the NASDAQ National Market or in privately negotiated transactions up to an aggregate of 3,500,000 outstanding ADSs (representing 3,500,000 outstanding ordinary shares of the Company) at a per share purchase price which complies with the requirements of Rule 10b-18 and to sell such securities to the company making such request at the price at which Credit Suisse purchased them. Any such purchases of ADSs may only be made by the Company and/or by any or all of the Purchasing Subsidiaries out of its own distributable profits.
      In the event that there is any consolidation or sub division of ordinary shares or a bonus issue or scrip dividend of ordinary shares by the Company (a “Share Adjustment”) during the term of the new Agreement then in such event the said figure of 3,500,000 outstanding ADSs (representing 3,500,000 outstanding ordinary shares of the Company) referred to in the new Agreement shall be adjusted so that the new number of ADSs (representing ordinary shares) shall be determined as follows: 3,500,000 multiplied by the quotient arrived at by dividing the total number of ordinary shares in the capital of the Company in issue immediately after the Share Adjustment by the number of such shares in issue immediately before the Share Adjustment.
      Under the terms of the New Agreement, the Company or Purchasing Subsidiary effecting the purchase agrees to pay a commission to Credit Suisse which shall not in any event exceed US$0.05 per ADS purchased.
      The provisions of the Current Agreement expire on March 24, 2006. The New Agreement will terminate on September 22, 2007 and will be governed by the State of New York.
      Under Section 213 of the 1990 Act, a special resolution of the Members cannot be effected to authorize a share purchase proposal if any member holding shares to which the share purchase proposal relates votes such shares in favor of the share purchase proposal and the resolution would not have been passed if such members had not done so. At the date of the Extraordinary General Meeting, the Company and the Purchasing Subsidiaries will be unable to determine the exact number of ADSs that will be purchased by the Company and/or the Purchasing Subsidiaries, pursuant to the New Agreement, or holders of such ADSs, and therefore cannot exclude the holders of such shares from voting on the share purchase proposal. Because of this uncertainty, even if the share purchase proposal is approved by the requisite vote of the Company’s shareholders, the maximum number of ADSs which the Company and the Purchasing Subsidiaries may actually purchase under the New Agreement will be reduced to an amount equal to the total number of “excess votes” cast in favor of the share purchase proposal if such amount is less than the figure of 3,500,000 ADSs. For this purpose, the “excess votes” are the total number of votes actually cast in favor of the proposal in excess of the total number of votes required to be cast to approve such proposal (i.e. 75% of the votes cast).
      As required by Section 213 of the 1990 Act, a copy of the New Agreement will be made available for inspection by the Members at the registered office of the Company for the 21 days immediately preceding the date of the Extraordinary General Meeting and at the Extraordinary General Meeting itself.
      All ordinary shares (represented by ADSs) purchased by the Company pursuant to the New Agreement shall at the option of the Company’s Board of Directors be either cancelled upon their purchase and in such case the Company will instruct the custodian, BNY (Nominees) Limited, to cancel the underlying ordinary share certificates or alternatively shall be held as treasury shares.
      All ordinary shares (represented by ADSs) purchased by any Purchasing Subsidiary pursuant to the New Agreement shall, for the purposes of the consolidated accounts prepared by the Company, be treated in the same manner as treasury shares, the Purchasing Subsidiary shall not be entitled to exercise any voting rights in respect of any such shares and the profits of such Purchasing Subsidiary available for distribution will be restricted by an amount equal to the total cost of such shares for so long as such shares are held by such subsidiary.
      Although it is the intention of the Company and (subject to the approval of their respective shareholders) the Purchasing Subsidiaries to purchase shares if the shareholders approve this resolution, there is no assurance that the Company or the Purchasing Subsidiaries will, in fact, make any share purchases or that they will purchase all of the 3,500,000 ordinary shares referred to in this proposal.

PROPOSAL THREE — AMENDMENT TO
THE 2002 SHARE OPTION PLAN

General
      On February 1, 2006, the Board of Directors adopted, subject to shareholder approval at the Extraordinary General Meeting, an amendment to the 2002 Plan increasing the total number of shares reserved for issuance by an additional 5,100,000 ordinary shares of €0.11 each (the “Additional Shares”) to an aggregate of 7,450,000 ordinary shares of €0.11 each. This amendment will enable the Company to continue to grant options to employees under the terms and conditions of the 2002 Plan. As of January 31, 2006, options to purchase 856,511 ordinary shares were outstanding under the 2002 Plan.
      The amendment to reserve the Additional Shares for issuance under the 2002 Plan will not increase the total number of shares that the Company has reserved for future grants under its equity plans. Under other existing employee share plans (the “Other Plans”), the Company has in excess of 5,100,000 shares (the “Available Share Pool”) currently available for future issuance. For ease of administration, and to avoid the loss of available shares under the Other Plans, some of which will expire by their terms in the near future, the Company has decided to amend the Other Plans to reduce the Available Share Pool by an aggregate of 5,100,000 shares, contingent upon shareholder approval of this amendment to the 2002 Plan.
      The Board of Directors believes that the amendment proposed is necessary for the Company to remain competitive in its ability to attract and retain highly skilled employees, including executive offers. Accordingly, the Board of Directors believes that the amendment is essential to the Company’s continued growth and success. The Board of Directors believes that it is in the best interests of the Company and of the Company’s shareholders to approve the amendment to the 2002 Plan so that the Company may continue to provide ongoing incentives to its employees.

Proposal Three Vote Required
      The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Extraordinary General Meeting is required to approve the amendment to the 2002 Plan. Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL THREE

Summary of the 2002 Plan
      The 2002 Plan was adopted by the Company’s Board of Directors in June 2002 and approved by its shareholders in July 2002. The 2002 Plan will terminate in June 2012, unless earlier terminated according to its terms.
      The following summary of the 2002 Plan is qualified in its entirety by the specific language of the 2002 Plan, a copy of which is available to any shareholder upon written request to our Secretary.
      Purpose of the 2002 Plan. The purpose of the 2002 Plan is to attract and retain the best available personnel for positions of responsibility with the Company and to provide an additional incentive to the Company’s employees, including executive officers, and consultants.
      Shares Subject to the 2002 Plan. Prior to this amendment, the Board of Directors had reserved a maximum of 2,350,000 of the Company’s ordinary shares for issuance under the 2002 Plan. In the event that an option is not exercised within the periods set forth in an employee’s option agreement after such employee’s termination of employment, the ordinary shares covered by such option will revert to the pool.
      Administration. The 2002 Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (as applicable, the “Administrator”).
      Eligibility. The 2002 Plan provides for the grant of nonstatutory share options to employees (including directors who are also employees), and consultants of the Company and any parent or subsidiary of the Company. Incentive share options may be granted under the 2002 Plan only to employees (including directors who are also employees) of the Company or any parent or subsidiary of the Company. The Administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which options will be granted, and the number of shares subject to each such option.
      Terms and Conditions of the Options. Each option is evidenced by a share option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

(a) Term. The term of an incentive share option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive share option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(b) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive share option may not be less than 100% of the fair market value of the ordinary shares on the date such option is granted; provided, however, the exercise price of an incentive share option granted to a 10% shareholder may not be less than 110% of the fair market value of the ordinary shares on the date such option is granted. The fair market value of the ordinary shares is generally determined with reference to the closing sale price for the ordinary shares (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

(c) Exercise. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. Share options granted under the 2002 Plan generally vest and become exercisable over four years.

(d) Forms of Consideration. Payment for ordinary shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, promissory note, cashless exercise, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

(e) Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 2002 Plan expire on the earlier of (i) the date set forth in his or her option agreement, which is generally 30 days following such termination and (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

(f) Death or Disability. If an optionee’s employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 2002 Plan expire on the earlier of (i) the date set forth in his or her option agreement, which is generally 12 months following such termination or (ii) the expiration date of such option. The optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

(g) Nontransferability. Options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(h) Other Provisions. The share option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Plan as may be determined by the Administrator.

Adjustments Upon Changes in Capitalization
      If the Company’s shares change by reason of any share split, reverse share split, share dividend, combination, reclassification or other similar change in the Company’s capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of ordinary shares subject to the 2002 Plan, the number and class of shares of ordinary shares subject to any option outstanding under the 2002 Plan, and the exercise price of any such outstanding option.
      In the event of a liquidation or dissolution of the Company, unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee’s options including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.
      In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options the optionee will have the right to exercise the option as to all the optioned shares, including shares not otherwise exercisable. In such event, the Administrator will notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

Amendment of the 2002 Plan
      The Board may amend, alter, suspend or terminate the 2002 Plan, or any part thereof, at any time and for any reason. However, the Company must obtain shareholder approval for any amendment to the 2002 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Internal Revenue Code, or any similar rule or statute. No such action by the Board of Directors or shareholders may impair any option previously granted under the 2002 Plan without the written consent of the optionee.

United States Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2002 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all options are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
      Incentive Share Options. A participant will not have income upon the grant of an incentive share option. Also, except as described below, a participant will not have income upon exercise of an incentive share option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Share Options.” The exercise of an incentive share option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the share acquired under an incentive share option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the share. If a participant sells the share more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the share prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the share for more than one year and otherwise will be short-term. If a participant sells the share at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the share for more than one year and otherwise will be short-term.
      Nonstatutory Share Options. A participant will not have income upon the grant of a nonstatutory share option. A participant will have compensation income upon the exercise of a nonstatutory share option equal to the value of the share on the day the participant exercised the option less the exercise price. Upon sale of the share, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the share on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the share for more than one year and otherwise will be short-term.
      Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Plan Benefits
      As of January 31, 2006, approximately 950 persons were eligible to receive options under the 2002 Plan, including the Company’s five executive officers, its employee directors and consultants. The granting of options under the 2002 Plan is discretionary, and the Company cannot now determine the number or type of options to be granted in the future to any particular person or group.
      On January 31, 2006, the last reported sale price of the Company’s ADSs on the NASDAQ National Market was $5.65.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information as of January 31, 2006 with respect to the beneficial ownership of the Company’s ADSs by:

•	each person known to the Company to own beneficially more than 5% of the Company’s outstanding securities;

•	each director;

•	the Company’s chief executive officer and the four most highly compensated executive officers who were serving as executive officers on January 31, 2006 (the “Named Executive Officers”); and

•	the current directors and executive officers of the Company as a group.
      The number of ADSs beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any ADSs representing the ordinary shares which the individual has the right to acquire on or before April 1, 2006 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding ADSs held by each person or entity, any shares which that person or entity has the right to acquire on or before April 1, 2006, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
      As of January 31, 2006, the Company had approximately 107,342,670 ordinary shares outstanding. The shareholders of the Company may elect to hold their respective shares of the Company’s outstanding securities in the form of ordinary shares or ADSs. In addition, holders of options to purchase ordinary shares of the Company may, upon exercise of their options, elect to receive such ordinary shares in the form of ADSs. The 5% shareholders, directors and executive officers identified in the following table hold their respective shares of the Company’s outstanding securities in the form of ADSs.

	Amount and Nature of
	Beneficial Ownership

		Percentage
Name and Address of Beneficial Owner	ADSs	Owned

5% Shareholders
Columbia Wanger Asset Management, L.P.(1)	22,445,000	20.9%
Warburg, Pincus Ventures, L.P.(2)	13,279,987	12.4
Cramer Rosenthal McGlynn, LLC(3)	8,524,225	8.0
Westfield Capital Management(4)	7,743,119	7.2
Prentice Capital Management, LP(5)	6,426,015	6.0
Transamerica Investment Management, LLC(6)	4,812,950	4.5
Directors
Charles E. Moran(7)	2,971,696	2.7
Gregory M. Priest(8)	2,470,000	2.3
James S. Krzywicki(9)	153,000	*
Ferdinand von Prondzynski(10)	40,010	*
P. Howard Edelstein(11)	26,250	*
Stewart K.P. Gross(12)	26,250	*
William F. Meagher, Jr.(13)	16,000	*
Named Executive Officers
Mark A. Townsend(14)	1,380,198	1.3
Jerald A. Nine(15)	1,287,515	1.2
Thomas J. McDonald(16)	1,156,328	1.1
Colm M. Darcy (17)	326,116	*
All current directors and executive officers as a group (11 persons)	9,853,363	8.6

*	Less than 1%

(1)	On February 13, 2006, Columbia Wanger Asset Management, L.P. (“WAM”) and WAM Acquisition GP, Inc. (“WAM GP”) filed Amendment No. 5 to Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 22,445,000 ADSs for WAM and WAM GP, consisting of shares beneficially owned by WAM and WAM GP; the following information is reported in reliance on such filing. WAM is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940 and reports ADSs acquired on behalf of discretionary clients. The shares reported include the shares held by Columbia Acorn Trust (“Acorn”), a Massachusetts business trust that is a discretionary client of WAM. Acorn holds 17.8% of the Company’s shares. WAM GP is the general partner of WAM. WAM, WAM GP and Acorn file jointly pursuant to a Joint Filing Agreement dated February 13, 2006 among WAM, WAM GP and Acorn. The address of WAM and WAM GP is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(2)	On September 16, 2002, Warburg Pincus Ventures, L.P. (“WPV”), Warburg Pincus & Co. (“WP”) and Warburg Pincus LLC (“WP LLC”) filed a Schedule 13D with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 13,279,987 ADSs, consisting of shares beneficially owned by WPV, WP and WP LLC; the following information is reported in reliance on such filing. WP is the sole general partner of WPV. WPV is managed by WP LLC. The address for WPV is 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(3)	On February 13, 2006, Cramer Rosenthal McGlynn, LLC (“Cramer”) filed Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership with respect to 8,524,225 ADSs, consisting of 3,844,650 ADSs for which Cramer has sole voting power, 4,077,450 ADSs for which Cramer has sole dispositive power, 4,388,775 ADSs for which Cramer has shared voting power and 4,446,775 ADSs for which Cramer has shared dispositive power; the following information is reported in reliance on such filing. Cramer is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940. The address of Cramer is 520 Madison Avenue, New York, New York 10022.

(4)	On February 10, 2006, Westfield Capital Management, Co., LLC (“Westfield”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership with respect to 7,743,119 ADSs, consisting of 4,990,419 ADSs for which Westfield has sole voting power and 7,743,119 ADSs for which Westfield has sole dispositive power; the following information is reported in reliance on such filing. Westfield is an Investment Adviser registered in accordance with (S)240.13d-1(b) (1) (ii) (E). The address of Westfield is One Financial Center, Boston, Massachusetts 02111.

(5)	On February 14, 2006, Prentice Capital Management, LP (“PCM”) and Michael Zimmerman filed Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 6,426,015 ADSs, consisting of shares beneficially owned by PCM and Michael Zimmerman; the following information is reported in reliance on such filing. PCM serves as an investment manager to a number of investment funds (including Prentice Capital Partners, LP, Prentice Capital Partners QP, LP and Prentice Capital Offshore, Ltd.) and manages investments for certain entities in managed accounts with respect to which it has voting and dispositive authority over the shares reported in the Schedule 13G. Michael Zimmerman is the Managing Member of (a) Prentice Management GP, LLC, the general partner of PCM and (b) Prentice Capital GP, LLC, the general partner of certain investment funds. As such, he may be deemed to control PCM and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities reported in the Schedule 13G. Each of Michael Zimmerman and PCM disclaims beneficial ownership of all of the shares reported in this Schedule 13G. The address of the principal business office of PCM and Michael Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(6)	On September 12, 2005, Transamerica Investment Management, LLC (“TIM”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership and sole voting and sole dispositive power with respect to 4,812,950 ADSs; the following information is reported in reliance on such filing. TIM is deemed to be the beneficial owner pursuant to separate arrangements whereby TIM acts as investment adviser to certain individuals and entities. The address of TIM is 1150 S. Olive Street, Los Angeles, California 90015.

(7)	Represents 1,532,033 ADSs issuable upon exercise of share options held by Mr. Moran, 11 ADSs held by Mr. Moran’s wife, 2,367 ADSs held in a family trust of which Mr. Moran is a trustee, and 1,437,285 ADSs beneficially owned by Mr. Moran’s wife, as trustee of various trusts for the benefit of Mrs. Moran and Mr. Moran’s children.

(8)	Includes 2,458,841 ADSs issuable upon exercise of share options held by Mr. Priest.

(9)	Includes 150,000 ADSs issuable upon exercise of share options held by Mr. Krzywicki.

(10)	Includes 40,000 ADSs issuable upon exercise of share options held by Dr. von Prondzynski.

(11)	Represents 26,250 ADSs issuable upon exercise of share options held by Mr. Edelstein.

(12)	Represents 26,250 ADSs issuable upon exercise of share options held by Mr. Gross.

(13)	Includes 15,000 ADSs issuable upon exercise of share options held by Mr. Meagher.

(14)	Includes 872,247 ADSs issuable upon exercise of share options held by Mr. Townsend and 59,185 ADSs beneficially owned by Mr. Townsend’s wife as trustee of the MCM Trust. Mr. Townsend disclaims beneficial ownership of the shares held in trust.

(15)	Includes 904,950 ADSs issuable upon exercise of share options held by Mr. Nine and 332,244 ADSs held by Mr. Nine’s wife as trustee of the Kimberly M. Nine Revocable Trust. Mr. Nine disclaims beneficial ownership of the shares held in trust.

(16)	Includes 1,085,055 ADSs issuable upon exercise of share options held by Mr. McDonald, 1,953 ADSs beneficially owned by Mr. McDonald’s wife, as trustee for the benefit of Mr. McDonald’s family and 3,906 owned by Mr. McDonald’s daughters. Mr. McDonald disclaims beneficial ownership of the shares held in trust and by his daughters.

(17)	Represents 326,116 ADSs issuable upon exercise of share options held by Mr. Darcy.

EXECUTIVE COMPENSATION AND RELATED MATTERS
Executive Compensation
      Summary Compensation Table. The following table sets forth the total compensation for the fiscal years ended January 31, 2004, 2005 and 2006 for our chief executive officer and our other executive officers who were serving as executive officers on January 31, 2006 (the “Named Executive Officers”), as required under applicable rules of the SEC.
Summary Compensation Table

					Long Term
		Annual Compensation			Compensation(4)

					Awards

	Fiscal			Other Annual	Shares Underlying	All Other
Name and Principal Position	Year(1)	Salary	Bonus(2)	Compensation(3)	Options	Compensation(5)

Charles E. Moran	2006	$250,000	$154,689			$5,012
President and Chief	2005	250,000	42,969			9,610
Executive Officer	2004	237,500	299,333			9,610

Jerald A. Nine Jr.	2006	225,000	107,577			4,531
Chief Operating Officer	2005	225,000	29,883			6,919
	2004	212,500	213,400			4,973

Colm M. Darcy	2006	200,000	84,375			3,281
Executive Vice President,	2005	200,000	23,438			6,150
Content Development	2004	200,000	166,000			5,092

Mark A. Townsend	2006	200,000	84,375			4,050
Executive Vice President,	2005	200,000	23,438			7,688
Technology	2004	180,000	166,000			7,688

Thomas J. McDonald	2006	200,000	84,375			4,050
Executive Vice President	2005	200,000	23,438			7,688
and Chief Financial Officer	2004	175,000	166,000			7,368

(1)	The fiscal years in this column refer to the fiscal year ended January 31 of that year.

(2)	Excludes the quarterly bonus payments for the fourth quarter of the fiscal year ended January 31, 2006 and the annual bonus payments for the fiscal year ended January 31, 2006. A determination with respect to the payment of such bonus opportunities will not be made until the review of the Company’s performance for such periods has been completed. Moran may earn a total of $257,813 for such periods, Nine may earn a total of $179,297 for such periods and each of Darcy, Townsend and McDonald may earn a total of $140,625 for such periods.

(3)	Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, in those instances in which the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer in the fiscal year covered.

(4)	We did not grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(5)	Includes amounts paid as accrued vacation time per Company policy in the amounts of $4,812, $4,331, $3,080, $3,850 and $3,850 to Moran, Nine, Darcy, Townsend and McDonald, respectively. For 2006, includes $200 for each of Moran, Nine, Darcy, Townsend and McDonald that was paid pursuant to the Company’s 401(k) matching program.

      Share Option Grants Table. The Company granted no share options or stock appreciation rights during the fiscal year ended January 31, 2006 to the Named Executive Officers.
      Fiscal Year-End Option Value Table. The following table provides information with respect to share options exercised by the Named Executive Officers during the fiscal year ended January 31, 2006, and the number and value of unexercised share options held by each of the Named Executive Officers as of January 31, 2006.

			Number of Ordinary Shares		Value of Unexercised
	Number of		Underlying Unexercised		In-the-money Options at
	Shares		Options at January 31, 2006		January 31, 2006(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Moran	—	—	1,462,984	241,673	$1,196,896	$384,260
Colm M. Darcy	—	—	309,449	52,085	370,513	114,482
Jerald A. Nine Jr.	—	—	860,562	155,360	998,048	247,022
Mark A. Townsend	—	—	832,791	138,099	1,198,666	219,577
Thomas J. McDonald	—	—	1,045,599	138,099	1,286,087	219,577

(1)	The value realized upon exercise is the excess of the fair market value (determined on the basis of the closing price per share of our ADSs on the NASDAQ National Market) of the underlying ordinary shares on the date of exercise over the exercise price of the option multiplied by the number of ordinary shares acquired upon exercise.

(2)	The value of the in-the-money options is the excess of the fair market value (determined on the basis of the closing price per share of our ADSs on the NASDAQ National Market) of the underlying ordinary shares on January 31, 2006 ($5.65 per share) over the exercise price of the option multiplied by the number of ordinary shares underlying the option.
Equity Compensation Plan Information
      The following table provides information about the ordinary shares authorized for issuance under the Company’s equity compensation plans as of January 31, 2006.

	(a)		(b)		(c)
Number of Shares
Remaining Available
	Number of Shares		Weighted-average		for Future Issuance
	to be Issued upon		Exercise Price of		under Equity
	Exercise of		Outstanding		Compensation
	Outstanding		Options,		Plans (Excluding
	Options, Warrants		Warrants and		Securities Reflected
Plan Category(1)	and Rights		Rights		in Column (a))

Equity compensation plans approved by security holders	4,531,314	(2)	$7.90	(2)	2,747,763	(3)
Equity compensation plans not approved by security holders	3,879,075	(4)	11.96		7,321,928	(5)

Total	8,410,389		9.77		10,069,691

(1)	This table excludes an aggregate of 8,020,024 ordinary shares issuable upon exercise of options that we assumed in connection with our merger with SkillSoft Corporation. The weighted average exercise price of the excluded options is $5.53 per share. We assumed the SkillSoft Corporation 1998 Stock Incentive Plan, 1999 Non-Employee Director Stock Option Plan, 2001 Stock Incentive Plan and Books24x7.com, Inc. 1994 Stock Option Plan only insofar as they related to options outstanding under the plans at the time of the merger, and we may not grant any future options under any of those plans.

(2)	Excludes ordinary shares issuable under the Company’s 2004 Employee Stock Purchase Plan in connection with the current offering period; such ordinary shares are included in column (c).

(3)	Consists of 564,513 ordinary shares reserved for issuance under the 2002 Plan, 1,734,500 ordinary shares reserved for issuance under the 2004 Employee Share Purchase Plan and 448,750 ordinary shares reserved for issuance under the 2001 Outside Director Plan.

(4)	Consists of 3,878,987 ordinary shares subject to outstanding options under our 1996 Supplemental Stock Plan (the “1996 Plan”) and 88 ordinary shares subject to outstanding options under the Knowledge Well Group Limited 1998 Share Option Plan (the “Knowledge Well Group 1998 Plan”).

(5)	Consists of 6,120,372 ordinary shares available for issuance under the 1996 Plan, 2 ordinary shares available for issuance under the ForeFront Group, Inc. 1996 Non-Employee Director’s Stock Option Plan (the “ForeFront 1996 Director Plan”), 342,823 ordinary shares available for issuance under the ForeFront Group, Inc. Amended and Restated 1996 Stock Option Plan (the “ForeFront 1996 Plan”), 624,462 ordinary shares available for issuance under the Knowledge Well Group 1998 Plan and 234,269 ordinary shares available for issuance under the Knowledge Well Limited 1998 Share Option Plan (the “Knowledge Well 1998 Plan”).
      A description of the material terms of the 1996 Plan, the ForeFront 1996 Director Plan, the ForeFront 1996 Plan, the Knowledge Well 1998 Plan and the Knowledge Well Group 1998 Plan is included in Note 9 to the Company’s consolidated financial statements filed as part of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 and is incorporated herein by reference.
      As discussed in Proposal No. Three — Amendment to the 2002 Share Option Plan, the amendment to reserve 5,100,000 ordinary shares for issuance under the 2002 Plan will not increase the total number of shares that the Company has reserved for future grants under its equity plans. As indicated in the table above, under existing non-shareholder approved employee share plans, the Company has in excess of 5,100,000 shares currently available for future issuance. For ease of administration, and to avoid the loss of available shares under certain of the existing non-shareholder approved plans, some of which will expire by their terms in the near future, the Company has decided to amend such plans to reduce the number of shares available for future issuance under those plans by an aggregate of 5,100,000 shares, contingent upon shareholder approval of the amendment to the 2002 Plan. If the plans are amended, the 7,321,928 ordinary share figure in Column C of the table above will be reduced to 2,221,928 ordinary shares.
Employment Agreements
      Charles E. Moran’s Employment Agreement. In connection with our merger with SkillSoft Corporation, we entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Charles E. Moran, to employ Mr. Moran as our President and Chief Executive Officer. Mr. Moran’s employment agreement provides for a cash compensation plan that reflects the level established by the SkillSoft Corporation board of directors for the then current fiscal year. Specifically, Mr. Moran’s employment agreement provides that he will be paid a base salary of $225,000 per year to be reviewed for increases at least annually by our Board of Directors. Mr. Moran’s current base salary is $250,000. In addition, Mr. Moran will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Moran’s employment is at-will, but if Mr. Moran’s employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary and target bonus for a period of one year after the date of termination. In addition, if Mr. Moran is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of one year after the date of termination, if he agrees to be bound by the non-solicitation and non-compete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until one year after the termination of his employment, if Mr. Moran’s termination is voluntary (other than for good reason) or we terminate him for cause.
      Thomas J. McDonald’s Employment Agreement. SkillSoft Corporation is a party to an employment agreement with Thomas J. McDonald, dated February 2, 1998. Under the terms of the employment agreement, Mr. McDonald is entitled to receive a base salary of $135,000, which may be increased in accordance with SkillSoft Corporation’s regular salary review practices. Mr. McDonald’s current base salary is $200,000. Mr. McDonald is also entitled to participate in any bonus plans that SkillSoft Corporation may establish for its senior executives. Either SkillSoft Corporation or Mr. McDonald may terminate the employment agreement at will for any reason upon three months’ prior notice in the case of termination by SkillSoft Corporation, or upon two months’ prior notice in the case of termination by Mr. McDonald. In addition, in the event of such a termination, Mr. McDonald’s stock options will continue to vest and be exercisable if he performs consulting services for SkillSoft Corporation of up to ten hours per week during the six months following termination.
      Colm M. Darcy’s Employment Agreement. In connection with our merger with SkillSoft Corporation, we entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Colm M. Darcy, to employ Mr. Darcy as our Executive Vice President, Content Development. Mr. Darcy’s employment agreement provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors. Mr. Darcy’s current base salary is $200,000. Pursuant to the employment agreement, on September 6, 2002, we granted Mr. Darcy an option to purchase an aggregate of 50,000 shares at an exercise price of $4.25 per share. The option grant vested as to 25% of the shares on September 6, 2003 and vests thereafter in 48 equal monthly installments on each monthly anniversary of the date of the grant. Mr. Darcy will also be reimbursed for certain supplemental travel expenses for him and his wife. In addition, Mr. Darcy will be entitled to receive relocation expense reimbursement in the event Mr. Darcy either relocates to Ireland at our request or returns there within three months after his employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement. Mr. Darcy’s employment is at-will, but if his employment is terminated without cause or if he resigns with good reason, he will be entitled to receive a payment equal to the sum of $75,000 plus his base salary for a period of six months after the date of termination. In addition, if Mr. Darcy is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of six months after the date of termination, if he agrees to be bound by the nonsolicitation and noncompete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until the later of six months after the termination of his employment and September 6, 2006, if Mr. Darcy’s termination is voluntary (other than for good reason) or we terminate him for cause.

      Jerald A. Nine’s Employment Agreement. In connection with our merger with SkillSoft Corporation, we entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Jerald A. Nine, to employ Mr. Nine as our Executive Vice-President, Content Solutions and General Manager Books Division. Mr. Nine’s employment agreement provides for a cash compensation plan that reflects the level established by the SkillSoft Corporation Board of Directors for the then current fiscal year. Mr. Nine’s employment agreement provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors. Mr. Nine’s current base salary is $225,000. In addition, Mr. Nine will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Nine’s employment is at-will, but if Mr. Nine’s employment is terminated without cause or if he resigns with good reason, as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary plus the then maximum performance bonus for a period of one year. In addition, if Mr. Nine is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of one year. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until one year after the termination of his employment if Mr. Nine’s termination is voluntary (other than for good reason) or we terminate him for cause.
      Mark A. Townsend’s Employment Agreement. SkillSoft Corporation is a party to an employment agreement with Mark A. Townsend, dated January 12, 1998. Under the terms of the employment agreement, Mr. Townsend is entitled to receive a base salary of $145,000, which may be increased in accordance with SkillSoft Corporation’s regular salary review practices. Mr. Townsend’s current base salary is $200,000. Mr. Townsend is also entitled to participate in any bonus plans that SkillSoft Corporation may establish for its senior executives. Either SkillSoft Corporation or Mr. Townsend may terminate the employment agreement at will for any reason upon three months’ prior notice in the case of termination by SkillSoft Corporation, or upon two months’ prior notice in the case of termination by Mr. Townsend. In addition, in the event of such a termination, Mr. Townsend’s stock options will continue to vest and be exercisable if he performs consulting services for SkillSoft Corporation of up to ten hours per week during the six months following termination.
Compensation Committee Interlocks and Insider Participation
      During the fiscal year ended January 31, 2006, the members of the Compensation Committee of the Company’s Board of Directors were Messrs. Krzywicki, Edelstein and Gross (Chair). In December 2005, Mr. Edelstein resigned from the Compensation Committee. No executive officer of the Company has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of the Company’s Compensation Committee.

OTHER MATTERS
Other Business
      The Board of Directors knows of no other business which will be presented for consideration at the Extraordinary General Meeting other than the proposals described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC’s proxy rules, in accordance with their best judgment on such matters.
Shareholder Proposals To Be Presented at the 2006 Annual General Meeting
      Proposals of the Company’s shareholders that are intended for possible inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the proxy statement and form of proxy relating to the Company’s 2006 Annual General Meeting of Shareholders must be received at the Company’s U.S. headquarters located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no later than May 1, 2006 and must satisfy the conditions established by the SEC for such proposals.
      If matters which shareholders wish to present for action at the 2006 Annual General Meeting of Shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) are not received by the Company by July 16, 2006 or, if the Company changes the date of the 2006 Annual General Meeting by more than 30 days from the 2005 Annual General Meeting, a reasonable time before the Company mails its proxy materials, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.
Important Notice Regarding Delivery of Security Holder Documents
      Some banks, brokers and other nominee record holders are participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Company at the following address or phone number: SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, NH 03062 (603-324-3000). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

By Order of the Board of Directors,

Charles E. Moran,
Chief Executive Officer
February 27, 2006
The Board of Directors hopes that Members will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Members who attend the meeting may vote their shares personally even though they have sent in their proxies.

Appendix A
SKILLSOFT PUBLIC LIMITED COMPANY (the “Company”)
THIS PROXY FOR THE EXTRAORDINARY GENERAL MEETING IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and proxy statement, dated February 27, 2006 and hereby appoints Charles E. Moran and Jennifer Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s Extraordinary General Meeting to be held at 9:30 a.m. on March 23, 2006 at 40 Lower Baggot Street, Dublin 2, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion, and to the extent permitted by the applicable rules of the Securities and Exchange Commission, upon such other matters as may properly come before the Extraordinary General Meeting, including for the avoidance of doubt, any proposal to adjourn all or any matters proposed for consideration at the meeting.
NOTES:
      1.     A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Extraordinary General Meeting.
      2.     In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.
      3.     In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.
      4.     To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Extraordinary General Meeting or adjourned Extraordinary General Meeting.
      5.     Any alterations made to this proxy form should be initialed.
      6.     On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

A-1

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY IN THE ENVELOPE PROVIDED.
     PLEASE MARK VOTES AS IN THIS EXAMPLE.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

		FOR	AGAINST	ABSTAIN

1.	To approve the proposal to remunerate each non-employee director on the following terms: annual remuneration of (i) US$30,000 plus an additional US$2,000 for each meeting beyond regularly scheduled meetings up to a maximum of US$12,000; and (ii) US$7,500 for each director serving as a chair of each of the Audit Committee and the Compensation Committee.

2.	To approve the terms of a share purchase agreement to be entered into among the Company, CBT (Technology) Limited, a subsidiary of the Company, SkillSoft Finance Limited, a subsidiary of the Company, and Credit Suisse Securities (USA) LLC.

3.	To amend the Company’s 2002 Share Option Plan (the “2002 Plan”) to increase the total number of shares reserved for issuance thereunder by 5,100,000 ordinary shares of €0.11 each (to 7,450,000 ordinary shares of €0.11 each).

Mark here if you plan to	Mark here, and indicate below for a
attend the Extraordinary	change of address
General Meeting
Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by an authorized person.

Date:	2006

Signature		Signature

(Print Name):		(Print Name):

A-2